U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEUTRON ENTERPRISES, INC.

(Name of small business issuer in its charter)

Nevada

(State or jurisdiction of incorporation or organization)

3560

(Primary Standard Industrial Classification Code)

98-0338100

(I.R.S. Employer Identification No.)

2415 Columbia Street

Vancouver B.C., Canada, V5Y 3E7

(604) 657-3494

(Address and telephone number of principal executive offices)

The Corporation Trust Company of Nevada

6100 Neil Road, Suite 500

Reno, NV 89511

(775) 687-5203

(Name, address and telephone numbers of agent for service)

Approximate date of commencement of proposed sale to the public: May 1, 2001

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[ ]

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CALCULATION OF REGISTRATION FEE

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Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	2,250,000	$.01[1]	$22,250	$5.62

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(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prior to this registration, there has been no public market for the shares of Common Stock. See RISK FACTORS and DESCRIPTION OF SECURITIES. There can be no assurances that an active trading market will continue in the future. Additionally, the Company is still required to maintain certain minimum criteria, of which there can be no assurance (See RISK FACTORS).

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE DILUTION AND RISK FACTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Item in Form SB-2 Prospectus/Proxy Caption

1 - Front of Registration Statement and Outside Front Cover Page of Prospectus

2 - Inside Front and Outside Back Cover Pages of Prospectus

3 - Summary Information and Risk Factors

4 - Use of Proceeds

5 - Determination of Offering Price

6 - Dilution

7 - Selling Security Holders

8 - Plan of Distribution

9 - Legal Proceedings

10 - Directors, Executive Officers, Promoters and Control Persons

11 - Security Ownership of Certain Beneficial Owners and Management

12 - Description of Securities

13 - Interest of Named Experts and Counsel

14 - Disclosure of Commission Position on Indemnification for Securities Act Liabilities

15 - Organization within Last Five Years

16 - Description of Business

17 - Management's Discussion and Analysis or Plan of Operation

18 - Description of Property

19 - Certain Relationships and Related Transactions

20 - Market for Common Equity and Related Stockholder Matters

21 - Executive Compensation

22 - Financial Statements

23 - Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

24 - Indemnification of Directors and Officers

25 - Other Expenses of Issuance and Distribution

26 - Recent Sales of Unregistered Securities

27 - Exhibits

28 - Undertakings

Item 3. Summary Information and Risk Factors.

Prospectus Summary. The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus/Proxy. Each prospective investor is urged to read this Prospectus/Proxy in its entirety.

Organization

Neutron Enterprises, Inc. ("Neutron", the "Issuer" the "Company" or the "Registrant") was incorporated on December 28, 2000 in the state of Nevada. The Issuer has never declared bankruptcy, they have never been in receivership, and they have never been involved in any legal action or proceedings whatsoever. Since becoming incorporated, the Company has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.

Risk Factors

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

Requirement of Audited Financial Information for Businesses That May Be Acquired.

We will be subject to the periodic reporting requirements of the Exchange Act. Current reports will be required each time a reportable event occurs relating to our business affairs. Should we contemplate the acquisition of a significant amount of assets of another company or of the other company itself, it will be required to provide the Securities and Exchange Commission with certified financial statements of the company or companies to be acquired. No assurances can be given that such certified financial statements of a contemplated acquisition will be available to us. We may, therefore, be precluded from making such acquisition or acquisitions if the requisite financial information is unavailable or can only be obtained at excessive cost to us.

Start-up Company with Lack of Operations and Profitability: The Registrant is a start-up company in the pre-operational development stage and has no history of operations or profits in the used heavy equipment sales industry.

Inability to Attract Sellers: The Registrant must attract sellers of used heavy equipment who are willing to list their equipment on the Exchange for sale. There is no guarantee that the Registrant will be successful in attracting sellers who are willing to list their equipment for sale on the Company's web site.

Inability to Establish bigticketitemsonline.com as a Brand Name: The Registrant is new to the Internet marketplace and there is no guarantee that the Company will be able to establish bigticketitemsonline.com as a viable brand name.

Uncertainty of Commercial Success: Although the Registrant is optimistic about its revenue and profitability prospects, there can be no assurances of the commercial success of its products or services.

Competition: The Registrant is subject to competition from other companies that compete with similar products and services. These competitors have been in the business longer than the Registrant and may have established clientele, larger and more sophisticated organizations with better-experienced and larger executive and operating staffs. There can be no assurance that the Registrant's prospects will not be adversely affected by competition from these companies.

Need for Additional Financing: The Registrant will require additional financing in order to establish profitable operations. There is no assurance that such financing will be forthcoming or that it can be obtained on terms favorable to the Registrant.

Dependence on Management: The Registrant is largely dependant upon the efforts and abilities of its management team. The management team has particular experience and industry contacts. There is no assurance that the Registrant can be successful in operating the business if the services of the management team become unavailable.

Dependence on the Continued Utility of the Internet and the Web Infrastructure: The Company depends on the continued utility of the Internet and on certain third parties and services, such as Internet service providers, Internet backbone providers and Web browsers for its survival. While the Registrant does not foresee any cause for immediate concern, these are factors that are outside the control or influence of the Company.

Liability Due to Breaches in Security and Privacy: The Registrant could be subject to litigation and liability if third parties were able to penetrate the Company's computer network security or otherwise misappropriate customer information contained on Company databases. The Issuer could also be subject to claims for misuse of personal information, such as for unauthorized marketing purposes, whether by the Company or by third parties.

Dividends: The Registrant has never paid a cash dividend on its common stock. The Registrant is not obliged to pay a dividend on the shares being registered hereby, nor does it anticipate payment of any dividends for the foreseeable future. The Registrant anticipates retaining its earnings to finance its operations, growth and expansion.

No Assurance of Public Market - Potential Volatility of Stock Price: There currently is no public trading market for the Registrant's common stock. There can be no assurance that an active public trading market can be established or sustained. Furthermore, if a public market for the common stock is established, the shares could be subject to significant fluctuations in response to operating results and other factors, many of which are not within the Registrant's control.

Possible Non-Liquidity of Securities: The Registrant does not currently meet the requirements to have shares listed on the U.S. Stock Exchange or the NASDAQ Stock Market; therefore, any market for securities which does develop, may not be liquid. The Registrant cannot give any assurance that its stock will achieve sufficient distribution or that the Company will be able to obtain the number of market-makers necessary to obtain a listing on the NASDAQ Stock Market.

Dependence on Proprietary Products - Risks of Third Party Infringement Claims: Although the Registrant believes that its products, services and technologies do not infringe upon the proprietary rights of any third parties, there can be no assurance that third parties will not assert infringement claims against products, services and technologies which the Registrant licenses, or has the rights to use, from third parties. Any such claims, if proven, could materially and adversely affect the Registrant's business and results of operations. In addition, the necessary management attention to, and legal costs associated with, litigation or other resolution of such claims, could materially and adversely affect the Registrant's business and results of operations.

Compliance with Laws and Regulations: Although the Registrant believes that its business is in full compliance with territorial laws and regulations, there are no assurances that a government, or agency thereof, will not charge the Registrant with the contravention of a law or regulation. Furthermore, although it is not anticipated, there are no assurances that a government will not enact a new law or regulation that would make the Registrant's business unlawful.

Item 4. Use of Proceeds.

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Web Site Development	$75,000
Web Server	25,000
ISP & Hosting Services	5,000
Software	10,000
Contract Negotiations	20,000
Travel & Accommodations	20,000
Consulting Fees	20,000
Advertising & Promotion	20,000
Communications	5,000
Total	$200,000

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Item 5. Determination of Offering Price.

There is no established market for the Registrants stock. The offering price for shares sold pursuant to this offering is set at $.01, which is the price paid by the existing shareholders.

Item 6. Dilution.

Not applicable.

Item 7. Selling Security Holders.

Not applicable.

Item 8. Plan of Distribution.

There will be no underwriters used, no dealer's commissions, no finders fees, & no passive market making. All the shares will be issued to business associates, friends, and family of current shareholders and principles of the Company.

Item 9. Legal Proceedings.

The Company is not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons.

Nanuk Warman, President, Secretary/Treasurer, Sole Member Board of Directors, age 28.

Mr. Warman graduated from BCIT in June 1995 with a diploma in Financial Management, specializing in finance. He obtained his Certified Management Accountant (CMA) in October 1998 and has been a member in good standing since with the Certified Management Accountants Society in British Columbia. Mr. Warman worked two years for KPMG, as a staff accountant, from 1996-1998. He presently assists companies in full-cycle accounting/audits/SEC filings.

Item 11. Security Ownership of Certain Beneficial Owners and Management.

The sole shareholder of the Company's stock is Nanuk Warman. Mr. Warman is a Director and officer and owns 100,000 shares, comprising 100% of the issued and outstanding shares of stock.

Item 12. Description of Securities.

COMMON STOCK

The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock of $.001 par value. Each record holder of Common Stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of the Company's Common Stock are issued, the relative interest of then existing stockholders may be diluted.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

Item 13. Interest of Named Experts and Counsel.

No expert or counsel who was hired on a contingent basis will receive a direct or indirect interest in the Company or was a promoter, underwriter, voting trustee, director, officer, or employee, of the Company.

Item 14. Disclosure of Commission Position on Indemnification for Securities Liabilities.

As permitted by Nevada Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years.

See Certain Relationships and Related Transactions, Item 19, below.

Item 16. Description of Business.

Business Development

Neutron Enterprises, Inc. ("Neutron", the "Issuer", the "Company" or the "Registrant") was incorporated on December 28, 2000 in the state of Nevada. The Issuer has never declared bankruptcy, they have never been in receivership, and they have never been involved in any legal action or proceedings what so ever. Since becoming incorporated, the Company has not made any significant purchases or sales of assets, nor has it been involved in any mergers, acquisitions or consolidations.

Business of Issuer

Neutron is an Internet based marketing company whose primary business is to provide a trading exchange for pre-owned transportation and construction equipment. The Exchange will list virtually every type of heavy equipment available. In addition to an extensive listing of equipment for sale, the Neutron web site will also provide other products and services that are of interest to the owners and users of heavy equipment. The Company's web site can be found on the world-wide-web at www.bigticketitemsonline.comVisitors to the Neutron site will be able to order third party appraisals and inspections, negotiate low cost financing, purchase insurance, and make arrangements for shipping, rigging and escrow services. The site will also have many other informative and useful features including: links to trade associations, magazines and newsletters, industry information and news events, and on-line want ads.

Potential buyers and browsers on the bigticketitemsonline.com site will have round-the-clock access to inventory from all over the world - right from their own office. They will be able to easily search through the numerous listings to find exactly the piece of equipment that fits their needs. The company's marketing strategy is to create a virtual environment that will bring buyers and sellers together, and offer the type of professional support and services necessary to facilitate the successful completion of sales.

Industry experts estimate that the used heavy equipment market in the USA is worth $400 billion per year. Worldwide they believe it to be over one trillion dollars. We believe that the total market is many times larger than this. Expensive transaction costs have caused the market to regionalize and fragment, causing many companies to choose not to liquidate their surplus equipment. By putting forth a cost effective alternative, the Registrant believes it can not only do well in the huge existing market, but also increase the size of the market itself.

Experience has shown that the Internet is very effective at bringing together particular types of customers, especially those looking for particular types of products and services. There are two instances where this is easily demonstrated. The first is the "best buy" situation. The Internet makes it very easy for bargain hunters to track down the best place to buy a specific product or service. All other things being equal, a shopper will purchase a product from the Internet merchant offering the lowest price. The inverse is also true. Internet merchants who do not offer the best buy have a very difficult time selling their wares.

The other type of situation that is handled particularly well on the Internet is that of specialty sales. Consumers have found the Internet very useful in finding uncommon items, and specialty goods and services. Merchants selling those types of goods and services have been very successful in using the Internet to facilitate sales. In this case too, experience has shown the inverse to be true. If the product or service being offered on the Internet is commonplace and readily available, the commercial success of the Internet merchant has been limited at best.

The Registrant believes that the way they have planned their business allows them to exploit both facets of these two most profitable segments of e-commerce. By offering products and services that are highly specialized, with a sales format that affords the buyer and the seller the best possible market price, the registrant expects to build a very profitable enterprise.

Up until very recently, the industrial consumer had limited options for buying and selling used heavy equipment. Because of the highly specialized nature of each piece of equipment, equipment dealers are often not interested in taking used items on trade, as is commonplace in the automobile industry. This not only makes it hard for used equipment owners to dispose of their surplus assets, it also makes it difficult for potential buyers to locate used equipment. Heavy equipment auctions and sales brokers solve the problem of locating equipment and putting buyers and sellers together, however, both of these options remain very expensive and often ineffective for both the buyer and the seller.

Neutron has planned its business to attract serious buyers, and to provide those buyers with the products and services they are looking for. By doing this, the Issuer believes it can create two happy customers, the successful buyer and the satisfied seller.

The Company's Internet website will be the centerpiece of its marketing operation. The Issuer believes that the nature of the products and services being offered, and the level of knowledge and expertise of its clientele will demand a no nonsense, practical approach to website design. Visitors to the site will be business people with very precise needs and limited time. In order to ensure a positive shopping experience, bigticketitemsonline.com will be highly informative, very intuitive, and quick and simple to use.

In addition to displaying each piece of equipment being offered for sale, the Neutron website will provide a full description of the item along with third party appraisal and inspection reports, and information on shipping options, set-up services and rigging. The Company will also offer transportation insurance and escrow services to provide both the buyer and the seller with the convenience and confidence of knowing that the sale proceeds are in place and will be disbursed promptly in accordance with the terms and conditions of the sale.

The Neutron web site will also include regular feature articles about specific issues of interest to bigticketitemsonline.com clientele. Topics may include financing and taxation news, trade developments, reports on the logging, construction and transportation industries, as well as trends and news in the shipping and airline industries. There will also be links to other web sites containing new product development and research findings, as well as access to industry associations and trade organizations. Finally, the site will include on-line want ads and bulletin boards where visitors will be able to ask questions, leave messages and communicate with buyers, sellers and colleagues from around the world.

Sellers utilizing the Exchange service will have the option of using one of two different marketing services. They can fix a price to the item and have it listed as part of the regular listing service, or they can have the item sold through the silent auction system. In either case, there are no up-front costs to the buyer or the seller. Competitive commissions are charged at the time of sale with the Company receiving those commissions directly from the sales proceeds.

The Registrant plans to develop and maintain significant market share by offering heavy equipment customers a highly professional and efficient marketing system at a competitive price. By providing a comprehensive service and support package, the Registrant believes they can deliver their products quickly, efficiently, and at a lower cost than has been historically available. By providing a one-stop-shopping approach to heavy equipment acquisition and disposition, Neutron believes it can be highly successful and profitable.

The Issuer has no plans to develop new products or services. Since it is an Internet based sales agency, the Company also has no plans for warehousing, storage or store facilities. All equipment being offered for sale will remain on the seller's property, in the seller's possession, until a sale has been completed. At that time, the item will be shipped directly to the buyer. The advantage the Company sees with its marketing plan is that it caters to both the "best buy" and "specialty" market segments, and it can do this by servicing individual buyers and sellers, as well as heavy equipment dealers, brokers and auction houses.

Since the Company is developing its own corporate image and identity, there is no requirement to pay licensing, patent, trademark or franchise fees. Because of the nature of the Company's operations, environmental issues are not a significant concern.

As the Company is newly incorporated, it has not yet undertaken any research or development. The Registrant is fortunate in that its Directors are able to undertake the planning and development without cost to the Company. The Company currently has no employees.

Reports to Security Holders The Company will voluntarily make available an annual report including audited financials on Form 10-K or Form 10-KSB to security holders. The Company is not currently a fully reporting company, but upon filing this registration statement, will be required to file reports with the SEC pursuant to the Exchange Act.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation.

The first year of operations will be a development phase during which the Registrant will be building their web site, establishing relationships with various suppliers and service providers, securing facilities and equipment, testing its facilities, and formulating staffing plans for the second year's operational phase.

The Registrant is fortunate in that its executive officers have the expertise and wherewithal to undertake most of the planning and development for the project. Because of the nature of the product, product research is not necessary. The Registrant has no plans to develop additional products and will not be undertaking any product research during the first year. The minimal R & D costs that the company will incur will be as a result of sourcing and acquiring suppliers. Those costs are included in the relevant expenditure categories listed below.

The Registrant has no plans to hire staff during the period covered by this business plan. All work requiring outside expertise will be contracted from outside consultants. This will greatly reduce the requirement for up front cash and allow the Registrant added flexibility in its second year of operation.

All funds required during the period covered by this business plan will be raised publicly through the equity markets. The Registrant anticipates no need for additional funding during the next 12 months.

ExpendituresThe following chart provides an overview of expenditures by major area of activity.

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Expenditure Item	Amount
Web Site Development	$75,000
Web Server	25,000
ISP & Hosting Services	5,000
Software	10,000
Contract Negotiations	20,000
Travel & Accommodations	20,000
Consulting Fees	20,000
Advertising & Promotion	20,000
Communications	5,000
Total	$200,000

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Website Development: Website Design and Development will be the backbone of the operation and will begin immediately. It will be done on a contract basis and will be continual throughout the first year.

Web Server: Initially, website development will be facilitated on equipment supplied by the contract website developer. Towards the end of the first 12 months, the Registrant will purchase its own equipment and have software loaded in readiness for Phase II, the start of regular commercial operations in year two.

ISP & Hosting Services: ISP and Hosting Services involve several aspects of the Registrant's operation. Initially they will involve a modest monthly fee paid to the contract web design and development company for hosting the Company's address on their server. Towards the end of the year, the Company will establish its own server and pay the necessary licensing, telecommunications and ISP fees.

Software: The software costs indicated above are for basic operating system and administrative software necessary for the business.

Contract Negotiations: This expenditure item refers to consulting and professional fees directly associated with negotiating with suppliers.

Travel & Accommodations: This item refers to costs associated with the travel necessary to secure product.

Consulting Fees: The Company will retain the services of an outside consultant to locate and secure product and the necessary supply contracts.

Advertising & Promotion: Advertising and promotion costs encompass a number of items such as Affiliate Program Software, promotional materials, banner advertising, meeting expenses and print advertising. These costs are relatively low at this time because the bulk of advertisement and promotion will take place after the first 12 months, when the Company enters into its operational phase.

Communication: Communication costs refer to expenditures on telecommunications, postage and courier charges. They will occur on an ongoing basis throughout the year.

Item 18. Description of Property.

The Company's executive offices are located at 2415 Columbia Street, Vancouver B.C., Canada, V5Y 3E7. Currently the Company uses the offices at no cost to the Company. Beginning March 1, 2001, the Company will lease the space on a month to month basis.

The company does not do any investments in real estate or have any interests in real estate. The Company does not invest in real estate mortgages. The company does not invest in Securities of or interests in persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions.

The Company has not entered into any agreements which require disclosure to our shareholders.

Item 20. Market for Common Equity and Related Stockholder Matters.

Market for Stock.

Registrant's common stock is not currently traded.

Holders.

As of the filing of this registration statement, the company had one (1) shareholder of record of its common stock.

Dividends.

As of the filing of this registration statement, registrant has not paid any dividends to its shareholder. There are no restrictions which would limit the ability of the Company to pay dividends on common equity or that are likely to do so in the future.

Item 21. Executive Compensation.

The Company's Executive officer does not currently receive any compensation.

Item 22. Financial Statements.

The following audited financial statements from date of inception, Dec. 28, 2000 to Dec. 31, 2000 of the Company are filed herewith

Balance Sheet

Statement of loss

Statement of stockholder's equity

Statement of Cash flows.

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures.

None, not applicable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Nevada law provides liberal indemnification of officers and directors of Nevada corporations.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, Director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefore, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

Article Five of the By-Laws of the Company provides for the mandatory indemnification and reimbursement of any director or officer against expenses actually and necessarily incurred by them in connection with the defense of an action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the corporation, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.

Item 25. Other Expenses of Issuance and Distribution.

The Company has or will expend $10,000 for attorney and accountant fees in relation to this registration statement.

Item 26. Recent Sales of Unregistered Securities.

The Company has not sold any securities within the past three years without registering the securities under the Securities Act.

Item 27. Exhibits.

<table>

<tc>
3(i) Articles of Incorporation	Included
(ii) Bylaws	Included
(5) Opinion re: Legality	Included
(15) Letter on unaudited interim financial information	Included
(23) Consents of experts and counsel	Included

</table>

Item 28. Undertakings.

The Registrant hereby undertakes the following:

(1) For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of __________________, State of ___________________, on March 1, 2001.

NEUTRON ENTERPRISES, INC.

/s/ Nanuk Warman

Nanuk Warman, President, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Nanuk Warman

Nanuk Warman

President, Secretary/Treasurer, Director